Exhibit 23.4

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the references to our firm in the Registration Statement, including any amendments thereto (the “Registration Statement”), incorporated by reference in this Form S-8 and filed by Viper Energy Partners LP (File No. 333-195769), and to the use of information from, and the inclusion of, our report, dated January 24, 2014, with respect to estimates of reserves and future net revenues of Viper Energy Partners LLC as of December 31, 2013 in the Registration Statement, which is incorporated by reference in this Form S-8. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement, including the prospectus included in the Registration Statement incorporated by reference in this Form S-8.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

June 23, 2014

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
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